EXHIBIT 23


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-80075, 33-83036, 33-52184, 33-67808, 333-12339, 333-44233 and
333-62897) pertaining to the 1988 Stock Option Plan, 1997 Stock Plan and the 1990 Employee Qualified Stock Purchase Plan of Xilinx, Inc. of our report dated April 18, 2000, with respect to the consolidated financial statements and schedule of Xilinx, Inc. included in the Annual Report (Form 10-K) for the year ended March 31, 2000.





                                                          /s/  Ernst & Young LLP





San  Jose,  California
June  1,  2000